                                                                                                                 Exhibit 99.1

                                            macy's inc.

Contacts:

                                                                                                            Media - Jim Sluzewski

                                                                                                                           513/579-7764

                                                                                                            Investor - Susan Robinson

                                                                                                               513/579-7780

FOR IMMEDIATE RELEASE

MACY'S ANNOUNCES SUCCESSFUL COMPLETION OF TENDER OFFER

CINCINNATI, Ohio, February 11, 2009 – Macy's, Inc. announced today its wholly owned subsidiary, Macy's Retail Holdings, Inc. (the “Company”) has accepted for purchase the principal amount of its outstanding notes set forth below, which were validly tendered pursuant to its previously announced cash tender offer for such notes (the “Offer”). The Offer expired at 5:00 p.m., New York City time, on February 10, 2009 (the “Expiration Time”). Pursuant to the full terms and conditions of the Offer as set forth in the Offer to Purchase, dated February 2, 2009 (the “Offer to Purchase”), the Company has accepted for purchase all validly tendered Notes not validly withdrawn prior to the Expiration Time.

CUSIP Numbers	Original Issuer	Title of Security	Aggregate Principal Amount Outstanding Before Offer	Aggregate Principal Amount Accepted for Purchase
31410H AP6 31410H AM3	Federated Department Stores, Inc.	6.30% Senior Notes due April 1, 2009	$350,000,000	$198,546,000
577778 BW2 577778 BV4	The May Department Stores Company	4.80% Senior Notes due July 15, 2009	$600,000,000	$480,947,000

The aggregate consideration for the Notes accepted for purchase, plus accrued and unpaid interest, is $685,677,204.59 and will be paid on February 11, 2009.

By using cash on hand to repurchase and retire this debt early, Macy's, Inc. expects to reduce its interest expense in 2009 by approximately $7.0 million. This amount is net of fees associated with the Offer.

Banc of America Securities LLC served as the coordinating dealer manager and Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. served as the dealer managers for the Offer.  Global Bondholder Services Corporation served as the information agent and depositary.  Jones Day served as legal counsel to Macy's, Inc. and the Company.

Capitalized terms used in this press release and not defined herein have the meanings given to them in the Offer to Purchase.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2008 sales of $24.9 billion. Macy's, Inc. operates more than 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. Macy's, Inc. also operates macys.com and bloomingdales.com. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's, Inc.'s and the Company's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by Macy's, Inc. or the Company with the Securities and Exchange Commission.

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(NOTE:  Additional information on Macy's, Inc., including past press releases, is available at www.macysinc.com/pressroom)